77Q1(a) Copies of any material amendments to the registrant’s charter or by-laws;

(a)(1)

Amended and Restated Agreement and Declaration of Trust of Forward Funds (the “Registrant”), incorporated by reference to Exhibit 23(a) to Post-Effective Amendment No. 33 to the Registration Statement filed with the SEC on February 9, 2006.

(a)(2)

Amended and Restated By-laws of the Registrant, incorporated by reference to Exhibit 23(b) to Post-Effective Amendment No. 33 to the Registration Statement filed with the SEC on February 9, 2006.